POWER OF ATTORNEY

         Each director and/or officer of CompuDyne Corporation whose signature appears below hereby appoints Martin A. Roenigk as his or her attorney-in-fact with like authority to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all registration statements and amendments to such registration statements and other documents filed with respect to the company's 1996 Stock Incentive Compensation Plan for Employees and to take such other action as such attorney-in-fact may deem necessary or appropriate in connection with such registration statement, including filings with state securities commissions.

        In Witness Whereof, the undersigned has duly executed this power of attorney on the ________ day of ____________, 2003.


NAME                          TITLE                          DATE

_/s/___________________
Geoffrey F. Feidelberg        Chief Financial Officer       4/10/03
                              Treasurer

_/s/___________________        Executive Vice President     4/10/03
Philip M. Blackmon            Director


_/s/___________________
Millard H. Pryor, Jr.         Director                      4/10/03


_/s/___________________
David W. Clark, Jr.           Director                      4/10/03


_/s/___________________
Alan Markowitz                Director                      4/10/03


_/s/___________________
Bruce Kelling                 Director                      4/10/03


_/s/___________________
Wade B. Houk                  Director                      4/10/03